UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2010

InfuSystem Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-51902	20-3341405
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

31700 Research Park Drive

Madison Heights, Michigan 48071

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:

(248) 291-1210

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

The Board of Directors (the “Board”) of InfuSystem Holdings, Inc. (the “Company”) has adopted a Rights Agreement (the “Rights Agreement”) with Mellon Investor Services, LLC, as Rights Agent, in connection with the declaration of a dividend of preferred share purchase rights to stockholders of record on the Record Date (as defined in Item 3.03 below). The material terms and conditions of the Rights Agreement are described below in response to Item 3.03. The information contained in response to Item 3.03 of this report is hereby incorporated by reference in its entirety into this Item 1.01.

Item 3.03	Material Modification to Rights of Security Holders.

The Board adopted the Rights Agreement to protect stockholders from potentially coercive takeover tactics, and to provide fair and equal treatment for all of the Company’s stockholders. Pursuant to the Rights Agreement, the Board of Directors declared a dividend of one preferred share purchase right, (a “Right”) for each outstanding share of common stock, par value $0.0001 per share (the “Common Shares”) of the Company to stockholders of record at the close of business on November 12, 2010 (the “Record Date”). Each Right entitles the registered holder to purchase from the Company a unit consisting of one one-thousandth of a share (a “Unit”) of Series A Junior Participating Preferred Shares, par value $0.0001 per share, of the Company (the “Preferred Shares”), or a combination of securities and assets of equivalent value, at a purchase price of $15.00 per Unit (the “Purchase Price”), subject to adjustment. The preferred share purchase rights are not intended to prevent or discourage a takeover and the Board would carefully consider a fully financed offer for all of the Company’s shares. As more fully described below, the Board has the ability to redeem the rights and/or amend the Rights Plan, including to permit an offer to purchase all of the Company’s shares. The following description of the terms of the Rights Agreement is qualified in its entirety by the terms thereof, which is filed as an exhibit to and incorporated by reference in this Current Report on Form 8-K.

Expiration. The Rights will expire upon the earlier to occur of the close of business on November 12, 2020 (unless that date is advanced or extended by the Board) and the time at which these rights are redeemed or exchanged under the Rights Agreement (the “Final Expiration Date”).

Distribution; Certificates. Initially, ownership of the Rights will be attached to the Common Shares underlying the balances indicated in the book-entry account system of the transfer agent for the Common Stock or, in the case of certificated shares, evidenced by the Common Share certificates representing shares then outstanding, and no separate Right Certificates will be distributed. Subject to certain exceptions specified in the Rights Agreement, the Rights will separate from the Common Shares and a “Distribution Date”, which is the date when the Rights become exercisable, will occur upon the earlier of (i) 10 business days following a public announcement that a person or group of affiliated or associated persons (an “Acquiring Person”) has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding Common Shares (the “Share Acquisition Date”), or (ii) the tenth business day (or such later date as the Board shall determine) after the date that a tender or exchange offer by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person or entity holding Common Shares for or pursuant to the terms of such plan, or an Excluded Person (as defined below), or a Qualified Underwriter (as defined below)) is first published or sent or given within the meaning of Rule 14d-2(a) of the General Rules and Regulations under the Exchange Act, or any successor provision thereto, if upon consummation thereof, such Person would become an Acquiring Person. “Excluded Person” means any person declared as such by the Board, which shall amend the Rights Agreement to name such person therein. “Qualified Underwriter” means any person who is a beneficial owner of 15% or more of the Common Shares of the Company pursuant to customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities. With respect to certificates for Common Shares outstanding as of the Record Date until the close of business on the Distribution Date, the Rights will be evidenced by such certificates registered in the names of the holders thereof together with a copy of the Summary of Rights attached thereto. With respect to Common Shares underlying the balances indicated in the book-entry account system of the transfer agent for the Common Stock, until the Distribution Date, the Rights will be evidenced by such book-entry notations. Until the close of business on the Distribution Date (or the earlier of the Redemption Date or the close of business on the Final Expiration Date), the surrender for transfer of any certificate for Common Shares of the Company outstanding on the Record Date, or of any Common Shares underlying the balances indicated in the book-entry account system of the transfer agent for the Common Stock, with or without a copy of the Summary of Rights attached to the certificate or having been provided to the transferee of Common Shares accounted for by book-entry notation, shall also constitute the transfer of the Rights associated with the Common Shares of the Company represented thereby.

As soon as practicable after the Distribution Date, Right Certificates will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and, thereafter, the separate Right Certificates alone will represent the Rights. Except as otherwise provided in the Rights Agreement or determined by the Board, only Common Shares issued after the Record Date and prior to the earlier of the Distribution Date or the Expiration Date will be issued with Rights.

The Rights will be distributed to stockholders of record as of the Record Date, but would only be activated if triggered by the Rights Agreement. Stockholders who currently hold 15% or more of the outstanding Common Shares will not trigger the Rights unless they acquire beneficial ownership of an additional 1% or more of the outstanding Common Shares. Acquisition of Common Shares by the Company’s Chief Executive Officer, Sean McDevitt, pursuant to the InfuSystem Holdings, Inc. 2007 Stock Incentive Plan or pursuant to the Share Award Agreement dated as of April 6, 2010 also will not trigger the Rights.

Exercisability. Except in the circumstances described below, after the Distribution Date each Right will be exercisable into one one-thousandth of a Preferred Share (a “Preferred Share Fraction”). Each Preferred Share Fraction carries voting and dividend rights that are intended to produce the equivalent of one Common Share. The voting and dividend rights of the Preferred Shares are subject to adjustment in the event of dividends, subdivisions and combinations with respect to the Common Shares of the Company. In lieu of issuing certificates for Preferred Share Fractions, which are less than an integral multiple of one Preferred Share (i.e., 1000 Preferred Share Fractions), the Company may pay cash representing the current market value of the Preferred Share Fractions.

Flip In. In the event that a Person becomes an Acquiring Person, each holder of a Right will thereafter have the right to receive, upon exercise, Common Shares (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the exercise price of the Right.

For example, at an exercise price of $15.00 per Right, each Right not otherwise voided following an event set forth above would entitle its holder to purchase $30.00 worth of Common Shares (or other consideration, as noted above) for $15.00. Assuming that the Common Shares had a per share value of $10.00 at such time, the holder of each valid Right would be entitled to purchase 3 Common Shares for $15.00.

Flip Over. In the event that, at any time following the Share Acquisition Date, (i) the Company engages in a merger or other business combination transaction in which the Company is not the surviving corporation, (ii) the Company engages in a merger or other business combination transaction in which the Company is the surviving corporation and the Common Shares of the Company are changed or exchanged, or (iii) 50% or more of the Company’s assets or earning power is sold or transferred, each holder of a Right (except Rights that previously have been voided as set forth below) shall thereafter have the right to receive, upon exercise, common shares of the acquiring company having a value equal to two times the Purchase Price. Alternatively, holders of Rights may elect to exchange their Rights for common shares of the acquiring company having one-half of the value otherwise purchasable.

Exclusion of Acquiring Persons and certain transferees. Notwithstanding any of the foregoing, following the occurrence of the event by which a Person becomes an Acquiring Person, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void.

Notwithstanding any of the foregoing, Rights will not be exercisable at such time if the Board elects instead to redeem or exchange the Rights as set forth below.

Redemption. The Board of Directors may redeem the Rights for $.001 per Right at any time before any person or group becomes an Acquiring Person. If the Board redeems any Rights, it must redeem all of the Rights. Once the Rights are redeemed, the only right of the holders of Rights will be to receive the redemption price of $.001 per Right. The redemption price will be adjusted if the Company has a stock split or stock dividends of its common stock.

Exchange. After a person or group becomes an Acquiring Person, but before an Acquiring Person owns 50% or more of the outstanding common stock of the Company, the Board may extinguish the Rights by exchanging one Common Share or an equivalent security for each Right, other than Rights held by the Acquiring Person.

Anti-dilution. The Purchase Price payable, and the number of Units of Preferred Shares or other securities or property issuable upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a share dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) if holders of the Preferred Shares are granted certain rights or warrants to subscribe for Preferred Shares or convertible securities at less than the current market price of the Preferred Shares, or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular quarterly dividends) or of subscription rights or warrants (other than those referred to above).

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. No fractional Units will be issued and, in lieu thereof, an adjustment in cash will be made based on the current per share market price of the Preferred Shares, which will be determined by averaging the daily closing prices per share of Preferred Shares for the preceding 30 consecutive trading days, or, if the Preferred Shares are not publicly traded at such time, by multiplying the current per share price of the Common Shares (calculated in the same manner) by 1000, or, if neither the Preferred Shares nor the Common Shares are publicly traded at such time, by a determination of fair value per share made in good faith by the Board.

No Rights as Stockholders. Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Preferred Shares (or other consideration) of the Company or for common shares of the acquiring company or in the event of redemption of the Rights as set forth above.

Amendments. The provisions of the Rights Agreement may be amended by the Board in order to cure any ambiguity and to make such changes which the Company may deem necessary or desirable, provided that, from and after such time as any Person becomes an Acquiring Person, the Rights Agreement shall not be amended to make changes that adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person).

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.1	Statement of Designation of the Series A Junior Participating Preferred Stock

4.1	Rights Agreement between the Company and Mellon Investor Services LLC, dated November 12, 2010

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFUSYSTEM HOLDINGS, INC.

By:	/S/ SEAN MCDEVITT
Sean McDevitt
Chief Executive Officer

Dated: November 12, 2010

Index to Exhibits

Exhibit No.	Description

3.1	Statement of Designation of the Series A Junior Participating Preferred Stock

4.1	Rights Agreement between the Company and Mellon Investor Services, LLC, dated November 12, 2010